NuScale Power Completes Standard Plant Design Project Reaching another critical milestone, over 12,000 deliverables were completed PORTLAND, Ore. – NuScale Power Corporation (NYSE: SMR), the industry-leading provider of proprietary and innovative advanced small modular reactor (SMR) nuclear technology, announced today it has completed the Standard Plant Design (SPD) project ahead of schedule. This announcement demonstrates NuScale’s preparedness for facility construction and equipment procurement and manufacturing of long-lead major engineered equipment, while underscoring the company’s unmatched level of progress toward delivering VOYGR™ SMR power plants to customers around the world. The SPD provides customers with a generic VOYGR power plant design that will serve as a starting point for deploying site-specific designs. The SPD encompasses 12,000 deliverables to support client-licensing and deployment activities including: ⋅ Full material takeoffs ⋅ Equipment lists ⋅ Data sheets ⋅ Architectural and construction drawings and specifications ⋅ Detailed system design specifications and calculations ⋅ Electrical single-lines and load lists ⋅ Mechanical piping and instrumentation diagrams Along with these deliverables, a comprehensive 3D model of the power plant was produced, providing a crucial asset for potential customers to evaluate and leverage when determining the suitability of NuScale’s technology. “NuScale is approaching year end with another incredible achievement for our organization, and today’s announcement is another example – showcasing our unparalleled technological maturity,” said John Hopkins, NuScale President and Chief Executive Officer. “With the completion of the SPD project, we are one step closer to helping our customers and the global community realize the benefits of advanced nuclear. Having the SPD, developed at our expense, along with a manufacture-ready NuScale Power Module™, and the NRC’s recent approval of our Emergency Planning Zone boundary methodology, clearly differentiates NuScale from the competition.” The completed project offers a significant foothold for NuScale’s current and future customers, allowing them to focus investment and engineering resources on site- specific concerns during development. The SPD project was a key milestone for the organization in 2022, and the project’s completion further advances the company’s goal of deploying its SMR technology. About NuScale Power NuScale Power (NYSE: SMR) is poised to meet the diverse energy needs of customers across the world. It has developed small modular reactor (SMR) nuclear technology to supply energy for electrical generation, district heating, desalination, commercial-scale hydrogen production, and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 megawatts of electricity (MWe) and can be scaled to meet customer needs. NuScale’s 12-module VOYGR™-12 power plant is capable of generating 924 MWe, and NuScale also offers four-module VOYGR-4 (308 MWe) and six-module VOYGR-6 (462 MWe) power plants, as well as other configurations based on customer needs. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Richland, Wash.; and London, UK. NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. Forward Looking Statements This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. NuScale specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing NuScale’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Investor inquiries Gary Dvorchak, The Blueshirt Group for NuScale Power ir@nuscalepower.com Media contact Diane Hughes, Vice President, Marketing & Communications dhughes@nuscalepower.com (C) (503) 270-9329